                                   EXHIBIT 12

                   KSL RECREATION GROUP, INC. AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                             YEARS ENDED OCTOBER 31,
(in Thousands, except ratios)
                                                            1999        1998         1997         1996          1995
                                                            ----        ----         ----         -----         ----
Earnings:
   Income (loss) before income taxes and
   extraordinary item ..............................     $ 40,950     $  7,117     $  2,944     $(12,461)     $(16,172)

Add:
   Interest and  amortization of debt issuance costs       51,779       35,652       31,709       28,769        23,954

   Minority interests in losses of subsidiary ......          118          129          143           58           201
                                                         --------     --------     --------     --------      --------

Total Earnings .....................................     $ 92,847     $ 42,898     $ 34,796     $ 16,366      $  7,983
                                                         ========     ========     ========     ========      ========

Fixed charges:
   Interest and  amortization of debt issuance costs     $ 51,779     $ 35,652     $ 31,709     $ 28,769      $ 23,954

   Capitalized interest ............................        1,619          754            0          577         1,043
                                                         --------     --------     --------     --------      --------
Subtotal ...........................................     $ 53,398     $ 36,406     $ 31,709     $ 29,346      $ 24,997
                                                         --------     --------     --------     --------      --------


Ratio of earnings to fixed charges (1) .............         1.7x         1.2x         1.1x            -             -
                                                         ========     ========     ========     ========      ========

(1) Earnings for fiscal 1996 and 1995 were insufficient to cover fixed charges by $12,980 and $17,014, respectively.